Exhibit 10.9.10

ARCH CAPITAL GROUP LTD.

Restricted Share Unit Agreement

THIS AGREEMENT, dated as of  May 11, 2007, between Arch Capital Group Ltd. (the “Company”), a Bermuda company, and Ralph E. Jones, III (the “Employee”).

WHEREAS, the Employee has been granted the following award under the Company’s 2007 Long Term Incentive and Share Award Plan (the “Plan”);

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows.

1.             Award of Share Units.  Pursuant to the provisions of the Plan, the terms of which are incorporated herein by reference, the Employee is hereby awarded                    Restricted Share Units (the “Award”), subject to the terms and conditions herein set forth.  Capitalized terms used herein and not defined shall have the meanings set forth in the Plan.  In the event of any conflict between this Agreement and the Plan, the Plan shall control.

2.             Terms and Conditions.  It is understood and agreed that the Award of Restricted Share Units evidenced hereby is subject to the following terms and conditions:

(a)           Vesting of Award.  Subject to Section 2(b) below and the other terms and conditions of this Agreement, this Award shall become vested in three equal annual installments on the first, second and third anniversaries of the date hereof.  Unless otherwise provided by the Company, all amounts receivable in connection with any adjustments to the Shares under Section 4(c) of the Plan or Section 2(e) below shall be subject to the vesting schedule in this Section 2(a).

(b)           Termination of Service; Forfeiture of Unvested Share Units.

   (i)         In the event the Employee ceases to be an employee of the Company prior to the date the Restricted Share Units otherwise become vested due to his or her death or Permanent Disability (as defined in the Company’s Incentive Compensation Plan on the date hereof), the Restricted Share Units shall become immediately vested in full upon such termination of employment.

   (ii)        In the event of termination of employment (other than by the Company for Cause, as such term is defined in the Company’s Incentive Compensation Plan on the date hereof) after the attainment of Retirement Age (as defined in the Company’s Incentive Compensation Plan on the date hereof), the Restricted Share Units shall continue to vest on the schedule set forth in Section 2(a) above so long as the Employee does not engage in any activity in competition with any activity of the Company or any of its Subsidiaries other than serving on the board of directors (or similar governing body) of another company or as a consultant for no more than 26 weeks per calendar year (“Competitive Activity”).  In the event the Employee engages in a Competitive Activity, any unvested Restricted Share Units shall be forfeited by the Employee and become the property of the Company.

(iii)          In the event the Employee ceases to be an employee of the Company after a Change in Control (as defined below) due to termination (A) by the Company not for Cause or (B) by the Employee for Good Reason (as defined in the Employment Agreement, dated as of June 4, 2003, between the Employee and Arch Insurance Group Inc.), in either case, on or before the second anniversary of the occurrence of the Change in Control, the Restricted Share Units, to the extent not already vested, shall become immediately vested in full upon such termination of employment.

(iv)         If the Employee ceases to be an Employee of the Company for any other reason prior to the date the Restricted Share Units become vested, the unvested Restricted Share Units shall be forfeited by the Employee and become the property of the Company; provided that, in the event of a Redundancy (as defined below), the Committee, in its sole discretion, may, in accordance with its authority under the Plan, determine that the Restricted Share Units, to the extent not vested, shall become vested upon such termination of employment.

(v)          For purposes of this Agreement, service with any of the Company’s Subsidiaries (as defined in the Plan) shall be considered to be service with the Company.

(vi)         “Change in Control” shall mean:

(A)      any person (within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than a Permitted Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities representing 50% or more of the total voting power or value of all the then outstanding Voting Securities; or

(B)       the individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Board”) together with those who become directors subsequent to such date and whose recommendation, election or nomination for election to the Board was approved by a vote of at least a majority of the directors then still in office who either were directors as of such date or whose recommendation, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board; or

(C)       the consummation of a merger, consolidation, recapitalization, liquidation, sale or disposition by the Company of all or substantially all of the Company’s assets, or reorganization of the Company, other than any such transaction which would (x) result in more than 50% of the total voting power and value represented by the voting securities of the surviving entity outstanding immediately after such transaction being beneficially owned by the former shareholders of the Company and (y) not otherwise be deemed a Change in Control under subparagraphs (A) or (B) of this paragraph.

“Permitted Persons” means (A) the Company; (B) any Related Party; (C) Hellman & Friedman or any of its subsidiaries or investment funds managed or controlled by Hellman & Friedman; (D) Warburg Pincus or any of its subsidiaries or any investment funds managed or controlled by Warburg Pincus or any of its subsidiaries; or (E) any group (as defined in Rule 13b-3 under the Exchange Act) comprised of any or all of the foregoing.

“Related Party” means (A) a majority-owned subsidiary of the Company; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned subsidiary of the Company; or (C) any entity, 50% or more of the voting power of which is owned directly or indirectly by the shareholders of the Company in substantially the same proportion as their ownership of Voting Securities immediately prior to the transaction.

“Voting Security” means any security of the Company which carries the right to vote generally in the election of directors.

(vii)         “Redundancy” shall mean termination of employment by the Company due to its need to reduce the size of its workforce, including due to closure of a business or a particular workplace or change in business process.  Whether a termination of employment is due to a “redundancy” shall be determined by the Committee in its sole and absolute discretion, such determination being final and binding on all parties hereto and all persons claiming through, in the name of or on behalf of such parties.

(c)              Distribution of Shares.  At the time the Employee ceases to be an employee of the Company for any reason prior to attaining Retirement Age, the Company shall distribute to the Employee (or his or her heirs in the event of the Employee’s death) a number of Shares equal to the number of vested Restricted Share Units then held by the Employee.  In the event the Employee ceases to be an employee of the Company after attaining Retirement Age, a number of Shares equal to the number of vested Restricted Share Units held by the Employee will be distributed by the Company to the Employee (or his or her heirs in the event of the Employee’s death) at the later of (i) the time the Employee ceases to be an employee of the Company, and (ii) the date the Restricted Share Units are scheduled to vest pursuant to the schedule set forth in Section 2(a) above (without regard to any acceleration of such vesting), so long as the Restricted Share Units are not forfeited before such time as provided in Section 2(b).  Notwithstanding any provision of this Section 2(c) to the contrary, if the Employee is, on the date of his “separation from service” (as such term is defined in Treasury Regulations issued under Section 409A of the Code), a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then distribution of such Shares shall be deferred until the earlier of (i) the expiration of the six (6)-month period measured from the date of his “separation from service”, or (ii) the date of his death (the “Delay Period”).  Upon the expiration of the Delay Period, distribution of all Shares delayed pursuant to this Section 2(c) shall be made to the Employee in a single lump sum.  For purposes of this Agreement, the Employee will be deemed to have ceased to be an employee of the Company on the date of his “separation from service” with the Company and its Subsidiaries.

(d)           Rights and Restrictions.  The Restricted Share Units shall not be transferable, other than pursuant to will or the laws of descent and distribution.  Prior to vesting of the Restricted Share Units and delivery of the Shares to the Employee following his termination of employment, the Employee shall not have any rights or privileges of a shareholder as to the Shares subject to the Award.  Specifically, the Employee shall not have the right to receive dividends or the right to vote such Shares prior to vesting of the Award and delivery of the Shares.

(e)           Adjustments for Recapitalization and Dividends.  In the event that, prior to the distribution of Shares pursuant to Section 2(c) above, any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other such change affects the Shares such that they are increased or decreased or changed into or exchanged for a different number or kind of shares, other securities of the Company or of another corporation or other consideration, then in order to maintain the proportionate interest of the Employee and preserve the value of the Award, there shall automatically be substituted for each Share subject to the Award the number and kind of shares, other securities or other consideration (including cash) into which each outstanding Share shall be changed or for which each such Share shall be exchanged.

(f)            Dividend Equivalents.  As of each date on which a cash dividend is paid on Shares, there shall be granted to the Employee that number of additional Restricted Share Units (including fractional units) determined by (i) multiplying the amount of such dividend per Share by the number of Restricted Share Units held by the Employee, and (ii) dividing the total so determined by the Fair Market Value of a Share on the date of payment of such cash dividend.  The Restricted Share Units granted pursuant to this Section 2(f) will have the same terms and conditions (including vesting dates) as the Restricted Share Units with respect to which they are granted.

(g)           No Right to Continued Employment.  This Award shall not confer upon the Employee any right with respect to continuance of employment by the Company nor shall this Award interfere with the right of the Company to terminate the Employee’s employment at any time.

3.             Transfer of Shares.  The Shares delivered hereunder, or any interest therein, may be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part, only in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, applicable United States federal and state securities laws or any other applicable laws or regulations and the terms and conditions hereof.

4.             Expenses of Issuance of Shares.  The issuance of stock certificates hereunder shall be without charge to the Employee.  The Company shall pay any issuance, stamp or documentary taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official (other than income taxes) or by reason of the issuance of Shares.

5.             Withholding.  The Employee shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld with respect to the Award and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Employee, federal, state and local taxes of any kind required by law to be withheld.

6.             References.  References herein to rights and obligations of the Employee shall apply, where appropriate, to the Employee’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

7.             Notices.  Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:

Arch Capital Group Ltd.
Wessex House, 4th Floor
45 Reid Street
Hamilton HM 12 Bermuda
Attn.: Secretary

If to the Employee:

To the last address delivered to the Company by the
Employee in the manner set forth herein.

8.             Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of New York, without giving effect to principles of conflict of laws.

9.             Entire Agreement.  This Agreement and the Plan constitute the entire agreement among the parties relating to the subject matter hereof, and any previous agreement or understanding among the parties with respect thereto is superseded by this Agreement and the Plan.

10.           Counterparts.  This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

ARCH CAPITAL GROUP LTD.

By:	/s/ Dawna Ferguson

/s/ Ralph E. Jones III
Ralph E. Jones, III

ARCH CAPITAL GROUP LTD.

Amendment to Restricted Share Unit Agreement

WHEREAS, Arch Capital Group Ltd. (the “Company”), a Bermuda company, awarded Restricted Share Units to Ralph E. Jones, III (the “Employee”) pursuant to restricted share unit agreements, between the Company and the Employee, as identified on Schedule I hereto (the “Agreements”); and capitalized terms used without definition herein have the meanings given to them in the Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties have agreed to amend the Agreements as follows:

Section 2(c) of each Agreement shall be amended and restated in its entirety as follows:

“(c) Distribution of Shares. At the time the Employee ceases to be an employee of the Company for any reason prior to attaining Retirement Age (as defined in the Company’s Incentive Compensation Plan on the date hereof), the Company shall distribute to the Employee (or his or her heirs in the event of the Employee’s death) a number of Shares equal to the number of vested Restricted Share Units then held by the Employee. In the event the Employee ceases to be an employee of the Company after attaining Retirement Age, a number of Shares equal to the number of vested Restricted Share Units held by the Employee will be distributed by the Company to the Employee (or his or her heirs in the event of the Employee’s death) at the later of (i) the time the Employee ceases to be an employee of the Company, and (ii) the date the Restricted Share Units are scheduled to vest pursuant to the schedule set forth in Section 2(a) above (without regard to any acceleration of such vesting), so long as the Restricted Share Units are not forfeited before such time as provided in Section 2(b). Notwithstanding any provision of this Section 2(c) to the contrary, if the Employee is, on the date of his “separation from service” (as such term is defined in Treasury Regulations issued under Section 409A of the Code), a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then distribution of such Shares shall be deferred until the earlier of (i) the expiration of the six (6)-month period measured from the date of his “separation from service”, or (ii) the date of his death (the “Delay Period”). Upon the expiration of the Delay Period, distribution of all Shares delayed pursuant to this Section 2(c) shall be made to the Employee in a single lump sum. For purposes of this Agreement, the Employee will be deemed to have ceased to be an employee of the Company on the date of his “separation from service” with the Company and its Subsidiaries.”

2.                                       All other provisions of the Agreements shall remain in full force and effect. This amendment shall be governed by and construed in accordance with the laws of Bermuda, without giving effect to principles of conflict of laws, and may be executed in two counterparts, each of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this agreement as of October 26, 2007.

ARCH CAPITAL GROUP LTD.

By:	/s/ Dawna Ferguson
Name: Dawna Ferguson
Title: Secretary

/s/ Ralph E. Jones, III
Ralph E. Jones, III

Schedule I

Date of Agreement	Number of Restricted Share Units
7/1/2003	50,000
2/26/2004	3,571
9/22/2004	6,000
2/23/2006	6,000
5/11/2007	9,400